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                                                                      Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report dated June 8, 2001, included in this Form 11-K into Scientific-Atlanta, Inc.'s previously filed Registration Statements on Form S-8, File Nos. 33-69827, 333-64971, 333-50066 covering the Scientific Atlanta, Inc. Voluntary Employee Retirement and Investment Plan and Trust.




/S/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 22, 2001

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